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                                                                   EXHIBIT 10.25


January 6, 2001

Mr. Phillip S. Dingle, CEO
HealthPlan Services Corporation
3501 Frontage Road
Tampa, Florida 33607

Dear Phil:

Please allow this letter and the attached Schedules A & B to serve as the entire agreement between HealthPlan Services Corporation (the Company), Reid Johnson (the Employee), and Tatum CFO Partners, LLP (Tatum CFO).

This letter creates an employment relationship between the Employee and the Company. This is for the benefit of the Company and to ensure its absolute control of the Employee in the exercise of his or her employment.

For the services of the Employee, the Company agrees to pay $24,000.00 per month plus any earned bonus(es), as set forth in Schedule A, which also includes other related employment terms.

Tatum CFO's obligation is to make the Employee available to the Company and to make our resources available to the Employee. Since we do not have a direct relationship with the Company and the Company controls and directs the Employee, Tatum CFO cannot and does not assume the same risks we might assume if we directly supervised the Employee. Schedule B sets forth provisions dealing with the limitation of liability of Tatum CFO. This allows Tatum CFO to provide this unique relationship that offers the value of a traditional employment relationship and the resources and benefits of our national CFO firm.

The Company may for any reason and with 30 days prior written notice to the Employee and Tatum CFO, terminate the Employee "at will". Likewise, Tatum CFO or the Employee may terminate this letter agreement for any reason with 30 days prior written notice to the Company, and immediately if the Company has not remained current in its obligations under this letter or if the Company engages in or asks the Employee to engage in illegal or unethical conduct.

Any disputes between the Company and Tatum CFO (whether or not it includes the Employee as a party) shall be resolved by binding arbitration in Tampa, Florida under the rules of the American Arbitration Association and governed by Florida law.

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The terms of this letter agreement are severable and may not be amended except in a writing signed by the parties. Please sign below and return a signed copy of this letter to indicate your agreement with its terms and conditions.

We look forward to serving you.

Sincerely yours,

TATUM CFO PARTNERS, LLP                  EMPLOYEE

/s/ Richard D. Hissam                    /s/ Reid Johnson
------------------------------------     ---------------------------------------
(signature)                              (signature)
Richard D. Hissam                        Reid Johnson
Area Partner
for TATUM CFO PARTNERS, LLP



Acknowledged and agreed by:

                   HealthPlan Services Corporation
                   By: Phillip S. Dingle
                   Its: Chief Executive Officer
                   Signature: /s/ Phillip S. Dingle
                             -------------------------
                   Date: 1/8/01
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